EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr., and Jerry Salinas and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. under the Act for the 2015 Omnibus Incentive Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD W. EVANS, JR.	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	April 30, 2015
Richard W. Evans, Jr.

/s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2015
Jerry Salinas

/s/ R. DENNY ALEXANDER	Director	April 30, 2015
R. Denny Alexander

/s/ CARLOS ALVAREZ	Director	April 30, 2015
Carlos Alvarez

/s/ ROYCE S. CALDWELL	Director	April 30, 2015
Royce S. Caldwell

/s/ CRAWFORD H. EDWARDS	Director	April 30, 2015
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO	Director	April 30, 2015
Ruben M. Escobedo

/s/ PATRICK B. FROST	Director and President of Frost Bank	April 30, 2015
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER	Director	April 30, 2015
David J. Haemisegger

/s/ KAREN E. JENNINGS	Director	April 30, 2015
Karen E. Jennings

/s/ RICHARD M. KLEBERG, III	Director	April 30, 2015
Richard M. Kleberg, III

1.

Signature	Title	Date

/s/ CHARLES W. MATTHEWS	Director	April 30, 2015
Charles W. Matthews

/s/ IDA CLEMENT STEEN	Director	April 30, 2015
Ida Clement Steen

/s/ HORACE WILKINS, JR	Director	April 30, 2015
Horace Wilkins, Jr.

/s/ JACK WOOD	Director	April 30, 2015
Jack Wood

2.